UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2007

ADVANCE NANOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	011-15499	20-1614256
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lexington Avenue, 29th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 583-0080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Advance Nanotech, Inc. (the "Company") announced that, based on a preliminary review of results for the fourth quarter ended December 31, 2006, the Company reported revenue of approximately $506,000 (unaudited) for 2006. Management did not previously release guidance.

Advance Nanotech, Inc. also announces that the Company reported a net loss for 2006 of approximately $12.4 million (unaudited) or $(0.37) per share. This compares with the net loss a year earlier of $8.4 million (audited) or $(0.25) per share.

The Company's press release is attached as Exhibit 99.1 to this Form 8-K. The information set forth in this Form 8-K and the attached exhibit is being furnished to and not filed with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated February 15, 2007. (furnished but not filed for purposes of Section 18 under the Securities Exchange Act of 1934)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE NANOTECH, INC.

Dated: February 15, 2007	By:	/s/ Antonio Goncalves, Jr.
Antonio Goncalves, Jr.
Chief Executive Officer

Exhibit Index

No.	Description

99.1	Press release dated February 15, 2007. (furnished but not filed for purposes of Section 18 under the Securities Exchange Act of 1934)

End of Filing